Exhibit 14.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-54356) of our report dated January 23, 2003 (Except for Note 15 which date is May 1, 2003), with respect to the consolidated financial statements of M-Systems Flash Disk Pioneers Ltd. included in the Annual Report (Form 20-F/A) for the year ended December 31, 2002.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
January 26, 2004	A Member of Ernst & Young Global